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
                                    EXHIBIT 11

                              MODERN CONTROLS, INC.

                    COMPUTATION OF NET INCOME PER COMMON SHARE


                                     Three Months Ended         Six Months Ended
                                          June 30,                  June 30,
                                   ----------------------    ----------------------
                                      1996        1995         1996          1995
                                   ---------    ---------    ---------    ---------

PRIMARY
Average shares outstanding         4,273,054    4,526,231    4,322,531    4,526,231

Net effect of dilutive stock
options - based on the
treasury stock method                 25,914       14,067       29,371        9,061
                                  ----------   ----------   ----------   ----------

Total                              4,298,968    4,540,298    4,351,902    4,535,292
                                  ==========   ==========   ==========   ==========


Net income                        $  768,061   $  630,772   $1,468,308   $1,143,477
                                  ==========   ==========   ==========   ==========


Primary per share amounts         $     0.18   $     0.14   $     0.34   $     0.25
                                  ==========   ==========   ==========   ==========



FULLY DILUTED

Average shares outstanding         4,273,054    4,526,231    4,322,531    4,526,231

Net effect of dilutive stock
options - based on the
treasury stock method                 27,856       29,993       26,641       17,516
                                  ----------   ----------   ----------   ----------

Total                              4,300,910    4,556,224    4,349,172    4,543,747
                                  ==========   ==========   ==========   ==========


Net income                        $  768,061   $  630,772   $1,468,308   $1,143,477
                                  ==========   ==========   ==========   ==========


Fully diluted per share amounts   $     0.18   $     0.14   $     0.34   $     0.25
                                  ==========   ==========   ==========   ==========
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